As filed with the Securities and Exchange Commission on February 4, 2011
Registration Number 333-167313

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

SPS COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	41-2015127
(State of incorporation)	(IRS Employer Identification No.)
333 South Seventh Street, Suite 1000
Minneapolis, MN 55402
(Address of Principal Executive Offices) (Zip Code)

ST. PAUL SOFTWARE, INC. 1999 EQUITY INCENTIVE PLAN
(Full title of the plan)

Copy to:

Archie C. Black	Jonathan R. Zimmerman
President and Chief Executive Officer	Faegre & Benson LLP
SPS Commerce, Inc.	2200 Wells Fargo Center
333 South Seventh Street, Suite 1000	90 South Seventh Street
Minneapolis, MN 55402	Minneapolis, MN 55402-3901
(612) 435-9400	(612) 766-7000
(Name, address and telephone number, including area code, of agent for service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (the “Registration Statement”), File No. 333-167313, which originally registered 837 shares of common stock of SPS Commerce, Inc. for issuance pursuant to the St. Paul Software, Inc. 1999 Equity Incentive Plan (the “Plan”). The Plan has terminated and this Post-Effective Amendment is filed to deregister the 837 remaining shares registered, but not issued, under the Registration Statement following termination of the Plan.
Item 8. Exhibits
     See the Exhibit Index following the signature page.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on February 4, 2011.

SPS COMMERCE, INC.
By:	/s/ Kimberly K. Nelson
	Name:	Kimberly K. Nelson
	Title:	Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Archie C. Black Archie C. Black	President, Chief Executive Officer and Director (principal executive officer)	February 4, 2011

/s/ Kimberly K. Nelson Kimberly K. Nelson	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	February 4, 2011

* Steve A. Cobb	Director	February 4, 2011

* Michael B. Gorman	Director	February 4, 2011

* Martin J. Leestma	Director	February 4, 2011

Philip E. Soran	Director

* George H. Spencer, III	Director	February 4, 2011

* Sven A. Wehrwein	Director	February 4, 2011

*/s/ Kimberly K. Nelson By: Kimberly K. Nelson Agent and attorney-in-fact

EXHIBIT INDEX

Exhibit	Description	Manner of Filing
24	Powers of Attorney	Incorporated by reference to Exhibit 24 to the Company’s Registration Statement on Form S-8 filed with the SEC on June 4, 2010.